There is No Exhibit Index


                                    FORM 8-K

                       SECURITIES AND EXCHANGE COMMISSION

                     Pursuant to Section 13 or 15(d) of the

                        Securities Exchange Act of 1934

         Date of Report(Date of earliest event reported): June 2, 1998


                        MLH INCOME REALTY PARTNERSHIP VI

      (Exact name of registrant as specified in its governing instrument)




           New York                    0-15532                13-3272339
(State of Organization)      Commission File Number       (I.R.S. Employer
                                                         Identification No.)


                      World Financial Center, South Tower
               225 Liberty Street, New York, New York 10080-6112
               (Address of principal executive office) (Zip Code)

       Registrant's telephone number, including area code: (800) 288-3694

                              Item 5. OTHER EVENTS

     On June 2, 1998, Treasure Island Associates ("TIA"), a joint venture partnership between MLH Income Realty Partnership VI (the "Registrant") and an unaffiliated entity, executed a contract with Vestar-Athens Resorts, L.L.C., a Phoenix, Arizona based real estate developer ("Athens"), for the sale of the land formerly known as Treasure Island, a former mobile home community located in Laguna Beach, California (the "Property"). Athens plans to purchase the Property and develop it as an oceanfront resort community. The contract supersedes an agreement in principle for the sale of the Property by TIA to The Athens Group. Neither TIA nor the Registrant is an affiliate of Athens.

     Consummation of the sale is subject to several conditions, including approval by the City Council of Laguna Beach (the "City Council") and the California Coastal Commission (the "Coastal Commission") of the master plan (the "Plan") for the Property, and the expiration of applicable appeal periods relating to such approvals, and there can be no assurance that a sale will be consummated. The Plan was approved by the Laguna Beach Planning Commission (the "Planning Commission") on April 15, 1998 and by the City Council on June 2, 1998. Since the Property is oceanfront property, the Plan must be approved by the Coastal Commission before the City of Laguna Beach can issue further permits and approvals to implement the Plan. Assuming the Coastal Commission approves the Plan as submitted, the Planning Commission and City Council must then consider further approvals that implement the Plan, such as a subdivision map and local coastal permit. If the Coastal Commission modifies the Plan as a condition to approval, such modifications must be accepted and approved by the City Council before the Plan, as modified, is final.

     The sale price of the Property will be determined under the contract based on a formula which will take into account, among other things, the entitlements for the Property that are actually granted by the Planning Commission, the City Council and the Coastal Commission.

     The Registrant wishes to insure that statements made regarding expected future developments regarding the Property are accompanied by meaningful cautionary statements pursuant to the safe harbor established in the Private
Securities Litigation Reform Act of 1995. These forward looking statements are based upon current available data and reflect the Registrant's expectations that the Plan will be accepted by the Coastal Commission and that the Property will be sold to Athens. Actual receipt of such approvals and closing of the sale are subject to future events and uncertainties which could materially affect the ability of the Registrant to receive these approvals and consummate the sale. Among the factors which could materially affect the Registrant's prospects for receiving the approvals and closing of the sale are: (i) uncertainties regarding the granting of approval by the Coastal Commission and further approvals by the City Council and the Planning Commission required to implement the Plan, (ii) possible delays in the administrative process required to obtain the approvals which are outside the control of the Registrant, (iii) objections by third parties to the Plan, including possible litigation, which could significantly delay or ultimately prevent the receipt of the approvals, and (iv) failure of Athens to close for any reason. There can be no assurance that the approvals will be obtained or that the sale will be consummated. If the sale to Athens is not consummated and the Registrant determines to sell the Property to another buyer, there can be no assurance that such sale will be consummated.

     TIA acquired the Property on August 1, 1989. A description of the Property may be found in the Registrant's Current Report on Form 8-K dated August 15, 1989, a copy of which Report is incorporated herein by reference. Because the Property is the last remaining property investment of the Registrant, pursuant to Section 8.1 (ii) of the Registrant's Amended and Restated Agreement of Limited Partnership, the sale of this last property will cause the dissolution of the Registrant. The Registrant will not be liquidated, however, until payment of a final liquidating distribution to the Registrant's partners of all of the Registrant's remaining assets.

     Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Partnership has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                          MLH INCOME REALTY PARTNERSHIP VI

                                    By:   MLH Property Managers Inc.
                                          Managing General Partner




                                    By:   /s/  Jack A. Cuneo
                                          __________________________________
                                          Jack A. Cuneo
                                          Chairman, Chief Executive Officer,
                                          President and Chief Operating Officer



Dated:  June 5, 1998